EXHIBIT 7


     THIS JOINT FILING AGREEMENT (this "Agreement"), dated as of October 8, 1996, is between and among SCI SYSTEMS, INC., a Delaware corporation, and SCI TECHNOLOGY, INC., an Alabama corporation.

         The parties hereto hereby agree that the Statement of Beneficial Ownership on Schedule 13D relating, among other things, to the beneficial ownership by the parties hereto of shares of the Common Stock, No Par Value, of Radius, Inc., shall be filed with the Securities and Exchange Commission and delivered to Radius, Inc. on behalf of each of the parties.

         IN WITNESS WHEREOF, each of the undersigned have set their hand hereunto as of this 8th day of October, 1996.

                                            SCI SYSTEMS, INC.



                                            By:_________________________
                                            Name:  Michael M. Sullivan
                                            Title: Secretary

                                            SCI TECHNOLOGY, INC.



                                            By:__________________________
                                            Name:  Michael M. Sullivan
                                            Title: Secretary